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                                                              EXHIBIT 10.25


                         AGREEMENT OF PURCHASE AND SALE
                          AND JOINT ESCROW INSTRUCTIONS

     THIS AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS ("AGREEMENT") is made and entered into as of this 30th day of May, 2001 ("EXECUTION DATE"), by and between VANS, INC., a Delaware corporation ("SELLER"), and BROOKHOLLOW EXPRESSWAY, LLC, a California limited liability company ("BUYER").

                                    RECITALS

     A. Seller owns certain real property located in the City of Orange ("CITY"), County of Orange ("COUNTY"), State of California ("STATE"), which is more particularly described on EXHIBIT A attached hereto (the "LAND"), which Land is improved with buildings containing a total square footage of approximately 155,000 square feet (together with all other improvements located on the Land, the "IMPROVEMENTS") (the Land, the Improvements and all of Seller's interest, if any, in and to all service contracts, warranties, management contracts that exclusively pertain to the Land or the Improvements, together with all of Seller's interest, if any, in and to all licenses, permits, entitlements, development rights and fixtures that exclusively pertain to the Land and the Improvements, are collectively, the "PROPERTY").

     B. Seller desires to sell the Property to Buyer, and Buyer desires to purchase the Property from Seller, upon the terms and conditions set forth in this Agreement.


                                Basic Provisions

1.       BUYER:            Brookhollow Expressway, LLC,
                           c/o The Brookhollow Group
                           151 Kalmus Drive, Suite F-1
                           Costa Mesa, California 92626
                           Attn: Mr. Gregory J. Knapp
                           Telephone No. (714) 850-3902
                           Facsimile No. (714) 434-3502


2.       BUYER'S COUNSEL:  Allen, Matkins, Leck, Gamble & Mallory LLP
                           1900 Main Street, 5th Floor
                           Irvine, California 92614
                           Attn: David Wensley, Esq.
                           Telephone No. (949) 553-1313
                           Facsimile No. (949) 553-8354


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3.                SELLER:    Vans, Inc.
                             15700 Shoemaker Avenue
                             Santa Fe Springs, California 90670
                             Attn:   Craig E. Gosselin, Esq.
                             Vice President & General Counsel
                             Telephone No. (562) 565-8473
                             Facsimile No. (562) 565-8413

4.                SELLER'S
                  COUNSEL: Jeffer, Mangels, Butler & Marmaro LLP 2121 Avenue of the Stars, 10th Floor
                             Los Angeles, California 90067
                             Attn:   Keith D. Elkins, Esq.
                                     Ari B. Brumer, Esq.
                             Telephone No. (310) 203-8080 (general)
                                           (310) 785-5353 (KDE direct)
                                           (310) 712-6818 (ABB direct)
                             Facsimile No. (310) 203-0567

5.                BROKER:    Trammell Crow So. Cal., Inc.
                             3 Park Plaza, Suite 1600
                             Irvine, California 92614
                             Attn:  Mr. Walter Frome, III
                             Telephone No. (949) 477-4700
                             Facsimile No. (949) 477-9106

6.                ESCROW
                  HOLDER:    Commerce Escrow Company
                             1545 Wilshire Boulevard
                             Suite 600
                             Los Angeles, California  90017
                             Attn: Phil Graf
                                   Mark Minsky

                             Escrow No. 01-36610
                             Telephone No. (213) 484-0855
                             Facsimile No. (213) 484-0417



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7.                TITLE
                  COMPANY:   Chicago Title Insurance Company
                             700 Flower Street
                             Los Angeles, California  90017
                             Attn:  Frank Jansen
                             Order No. 13808123
                             Telephone No. (213) 488-4300
                             Facsimile No.  (213) 488-4384

8.                PURCHASE
                  PRICE: Six Million Three Hundred Thousand and 00/100 Dollars ($6,300,000.00).

9.                DEPOSIT:   Two Hundred Thousand and 00/100 Dollars
                             ($200,000.00), payable on the
                             Execution Date.

10.               CLOSING
                  DATE:      May 31, 2001.


                                    AGREEMENT

     NOW, THEREFORE, incorporating the foregoing recitals, and in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Seller and Buyer agree that the terms and conditions of this Agreement and the instructions to Escrow Holder, with regard to the escrow ("ESCROW") created pursuant hereto are as follows:

     1. PURCHASE AND SALE. Seller agrees to sell the Property to Buyer, and Buyer agrees to purchase the Property from Seller, upon the terms and conditions set forth in this Agreement.

     2. PURCHASE PRICE. The purchase price ("PURCHASE PRICE") for the Property shall be Six Million Three Hundred Thousand and 00/100 Dollars ($6,300,000.00), which shall be paid in accordance with the terms of PARAGRAPH 3 below.

     3. PAYMENT OF PURCHASE PRICE. The Purchase Price for the Property shall be paid by Buyer as set forth below in this PARAGRAPH 3.

          3.1 DEPOSIT. On the Execution Date, Buyer shall deposit or cause to be deposited with Escrow Holder the sum of Two Hundred Thousand and 00/100 Dollars ($200,000.00) (together with any interest which accrues thereon, the "DEPOSIT"). Escrow Holder shall immediately invest the Deposit in a federally-insured, interest-bearing account. The Deposit shall not be refundable unless the transaction contemplated by this Agreement is not consummated solely as the result of Seller's default. Upon the Close of Escrow (as defined


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below in PARAGRAPH 4.2), the Deposit shall be credited toward payment of the
Purchase Price.

          3.2 SELLER FINANCING. Seller shall provide to Buyer purchase money financing in the amount of Five Million Three Hundred Thousand and 00/100 Dollars ($5,300,000.00) (the "Loan"), which Loan shall be secured by a first priority lien deed of trust on the Property, shall have a term of eight (8) years, bear interest at 5% per annum for year one, 6% per annum for year two, 7% per annum for years three through five, 8% per annum for years six and seven, and 9% per annum for year eight of the loan term, and have amortized payments of principal and interest (based on a 30 year amortization rate) payable on a monthly basis. Prior to the Close of Escrow, Buyer shall deposit or cause to be deposited with Escrow Holder, the Promissory Note (the "Note"), the Deed of Trust (the "Deed of Trust"), in the forms attached hereto as Exhibits "F-1" and "F-2", respectively, executed by Buyer, together with the Environmental Indemnity (the "Indemnity") and the Guaranty (the "Guaranty") in the forms attached hereto as Exhibits "F-3" and "F-4", respectively, executed by Gregory
J. Knapp ("Guarantor") (collectively, the "Loan Documents").

          3.3 CASH BALANCE. On or prior to the Close of Escrow, Buyer shall deposit or cause to be deposited, with Escrow Holder, in immediately available funds, the balance of the Purchase Price, plus or minus Buyer's share of closing costs and charges set forth in PARAGRAPH 10 below and Buyer's share of prorations set forth on the Proration and Expense Schedule (as defined below in PARAGRAPH 11) payable pursuant to this Agreement.

     4. ESCROW.

          4.1 OPENING OF ESCROW. For the purposes of this Agreement, the Escrow shall be deemed opened ("OPENING OF ESCROW") on the date Escrow Holder receives an original of this Agreement fully executed by Buyer and Seller, which shall occur no later than within two (2) business days after this Agreement is executed and delivered by the parties. Escrow Holder shall promptly notify Buyer and Seller in writing of the Opening of Escrow. Buyer and Seller agree to execute, deliver and be bound by any reasonable or customary supplemental escrow instructions or other instruments reasonably required by Escrow Holder to consummate the transaction contemplated by this Agreement; provided, however, that no such instruments shall be inconsistent or in conflict with, amend or supersede any portion of this Agreement. If there is any conflict or inconsistency between the terms of such instruments and the terms of this Agreement, then the terms of this Agreement shall control.

          4.2 CLOSE OF ESCROW. For purposes of this Agreement, the "CLOSING" OR CLOSE OF ESCROW" shall be the date that the Deed (as defined below in PARAGRAPH 9.1.1) is recorded in the Official Records of the County (the "OFFICIAL RECORDS"). Unless changed in writing by Buyer and Seller, the Close of Escrow shall occur on May 31, 2001 (the "CLOSING DATE").

          5. CONDITION OF TITLE. Title to the Property shall be conveyed to Buyer by Seller by the Deed (as defined below) subject to the following approved conditions of title (collectively, the "APPROVED TITLE CONDITIONS").


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          5.1 TAXES. A lien to secure payment of real estate taxes not delinquent shall constitute an Approved Title Condition.

          5.2 APPROVED MATTERS. Matters affecting the Property created by or with the written consent of Buyer shall constitute Approved Title Conditions.

          5.3 ADDITIONAL MATTERS. Exceptions that are disclosed by the Report (as defined below in PARAGRAPH 7.1) shall constitute Approved Title Conditions.

     6. BUYER'S TITLE INSURANCE. At the Close of Escrow, the "TITLE COMPANY" (as defined below in PARAGRAPH 7.1) shall issue to Buyer its standard Owner's Policy of Title Insurance ("TITLE POLICY") in the amount of the Purchase Price showing title to the Property vested in Buyer and subject only to the Approved Title Conditions. Buyer shall have the right, at its sole expense, to request and obtain an ALTA extended coverage policy of title insurance, provided that such additional coverage shall not be a condition precedent to, or otherwise excuse or delay any of, Buyer's obligations under this Agreement. Buyer shall have sole responsibility for obtaining, and bearing the cost of, any survey required by the Title Company.

     7. CONDITIONS PRECEDENT TO THE CLOSE OF ESCROW FOR THE BENEFIT OF BUYER. The Close of Escrow and Buyer's obligation to consummate the transaction contemplated by this Agreement are subject to the timely satisfaction or written waiver of the following conditions precedent for Buyer's benefit by the dates designated below (provided, however, Buyer hereby acknowledges that the conditions set forth in PARAGRAPHS 7.1, 7.2 AND 7.3 are hereby deemed satisfied):

          7.1 TITLE. Buyer hereby approves the legal description of the Land and all matters of title disclosed by the following documents (collectively, the "TITLE DOCUMENTS") prepared and delivered to Buyer by Chicago Title Insurance Company (the "TITLE COMPANY"): (a) a standard preliminary title report issued by the Title Company with respect to the Property (the "REPORT"); and (b) copies of all recorded documents referred to in the Report.

          7.2 PHYSICAL INSPECTIONS AND STUDIES. Buyer hereby approves the results of Buyer's inspections, investigations, tests and studies, including, without limitation, investigations with regard to zoning, building codes and other governmental regulations, architectural inspections, engineering tests, and soils, seismic and geologic reports with respect to the Property, inspections of all or any portion of the Improvements (including, without limitation, structural, mechanical and electrical systems, roofs, pavement, landscaping and public utilities), and all other physical inspections and/or investigations (collectively, the "TESTS") as Buyer has elected to make or obtain in accordance with the terms of this Agreement.

          7.3 REVIEW AND APPROVAL OF MATERIALS. Buyer hereby acknowledges that it has been given the opportunity to review all documents and materials that it has deemed necessary or appropriate in connection with its review and due diligence with respect to the Property (collectively, the "Materials") and hereby approves all such Materials. Buyer


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acknowledges that Seller has made no representations or warranties of any kind whatsoever to Buyer as to the accuracy or completeness of the content of the Materials or any other information delivered to or made available to Buyer pursuant to this Agreement, and Seller shall not have any liability or responsibility to Buyer with respect to the accuracy or completeness of any of the Materials or other information or based upon or arising out of any use Buyer may make of the Materials or other information.

          7.4 REPRESENTATIONS AND WARRANTIES. Subject to any Representation Matters (as defined in PARAGRAPH 13.1) discovered by Buyer or Seller, all representations and warranties of Seller contained in PARAGRAPH 13.1 of this Agreement shall be true and correct in all material respects as of the date made and as of the Close of Escrow with the same effect as if those representations and warranties were made at and as of the Close of Escrow.

          7.5 COVENANTS. By the Closing Date, Seller shall not be in default in the performance of any material covenant or agreement to be performed by Seller under this Agreement.

          7.6 ESTOPPEL CERTIFICATES. Buyer shall have received estoppel certificates executed by each of the tenants of the Improvements substantially in the form of EXHIBIT G attached hereto or such other form set forth in a particular tenant lease.

          The conditions set forth in this PARAGRAPH 7 are solely for the benefit of Buyer and may be waived only by Buyer. Buyer shall at all times have the right to waive any condition. Any such waiver or waivers shall be in writing and shall be delivered to Seller and Escrow Holder. Nothing contained in this Agreement shall require Seller to bring any suit or other proceeding or to pay any substantial sum, to satisfy any of such conditions. If any of the conditions in this PARAGRAPH 7 is not satisfied or has not been so waived by Buyer prior to the scheduled Closing Date, Buyer shall deliver written notice to Seller describing the condition that has not been satisfied or waived, and if such condition remains unsatisfied as of the scheduled Closing Date, then, subject to the provisions of PARAGRAPH 15 of this Agreement, if applicable, Buyer shall have the right to terminate this Agreement and the Escrow by written notice to Seller and Escrow Holder. If Buyer terminates this Agreement in accordance with the foregoing, the Deposit (less escrow and title cancellation fees and costs) shall be refunded to Buyer, all documents deposited into Escrow shall be returned to the party depositing such documents, and neither party shall have any further rights or obligations under this Agreement, except for those rights or obligations which expressly survive the termination of this Agreement.

     8. CONDITIONS PRECEDENT TO THE CLOSE OF ESCROW FOR THE BENEFIT OF SELLER. The Close of Escrow and Seller's obligations with respect to the transaction contemplated by this Agreement are subject to the timely satisfaction or written waiver of the following conditions precedent for Seller's benefit by the dates designated below:

          8.1 BUYER'S DELIVERIES. At least one (1) business day prior to the Closing Date, Buyer shall have delivered to Escrow Holder the documents described in PARAGRAPH 9.2.



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          8.2 REPRESENTATIONS AND WARRANTIES. All representations and warranties of Buyer contained in PARAGRAPH 13.2 of this Agreement shall be true and correct in all material respects as of the date made and as of the Close of Escrow with the same effect as if those representations and warranties were made at and as of the Close of Escrow.

          8.3 COVENANTS. By the Closing Date, Buyer shall not be in default in the performance of any material covenant or agreement to be performed by Buyer under this Agreement.

          8.4 TITLE INSURANCE. At the Closing, the Title Company shall have issued or irrevocably committed to issue to Seller an ALTA Loan Policy of Title Insurance (the "Lender's Policy") in the amount of the Loan, which Lender's Policy shall be in a form approved by Seller.

          The conditions set forth in this PARAGRAPH 8 are solely for the benefit of Seller and may be waived only by Seller. Seller shall at all times have the right to waive any condition. Any such waiver or waivers shall be in writing and shall be delivered to Buyer and Escrow Holder. Neither Seller nor Buyer shall act or fail to act for the purpose of permitting or causing any condition to fail. If any of the conditions in this PARAGRAPH 8 is not satisfied or has not been so waived by Seller prior to the scheduled Closing Date, Seller shall deliver written notice to Buyer describing the condition that has not been satisfied or waived, and if such condition remains unsatisfied as of the scheduled Closing Date, then, subject to the provisions of PARAGRAPH 15 of this Agreement, if applicable, Seller shall have the right to terminate this Agreement and the Escrow by written notice to Buyer and Escrow Holder. If Seller terminates this Agreement in accordance with the foregoing, the Deposit (less escrow and title cancellation fees and costs) shall be returned to Buyer or paid over to Seller, as required by the terms of this Agreement, all documents deposited into Escrow shall be returned to the party depositing such documents, and neither party shall have any further rights or obligations under this Agreement, except for those rights or obligations which expressly survive the termination of this Agreement.

     9.   DELIVERIES TO ESCROW HOLDER.

          9.1 DELIVERIES BY SELLER. On or prior to the Close of Escrow, Seller shall deposit or cause to be deposited with Escrow Holder the following documents and instruments:

               9.1.1 DEED. Seller shall deliver to Escrow Holder a grant deed in the form attached as EXHIBIT B, duly executed by Seller and acknowledged ("DEED").

               9.1.2 FIRPTA. Seller shall deliver to Escrow Holder a Transferor's Certification of Non-Foreign Status in the form attached as EXHIBIT C, duly executed by Seller ("FIRPTA CERTIFICATE").

               9.1.3 LEASE ASSIGNMENT. Seller shall deliver to Escrow Holder


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four (4) original counterparts of an Assignment and Assumption of Leases in the
form attached hereto as EXHIBIT D ("LEASE ASSIGNMENT"), duly executed by Seller.

               9.1.4 GENERAL ASSIGNMENT. Seller shall deliver to Escrow Holder four (4) original counterparts of a General Assignment and Bill of Sale in the form attached hereto as EXHIBIT E ("GENERAL ASSIGNMENT"), duly executed by Seller.

          9.2 DELIVERIES BY BUYER. On or prior to the Close of Escrow, Buyer shall deposit or cause to be deposited with Escrow Holder the following:

               9.2.1 FUNDS. Buyer shall deliver to Escrow Holder funds which are to be applied toward payment of the Purchase Price in the amounts and at the times designated above in PARAGRAPH 3 (as adjusted by the Proration and Expense Schedule).

               9.2.2 LEASE ASSIGNMENT. Buyer shall deliver to Escrow Holder four
(4) original counterparts of the Lease Assignment duly executed by Buyer.

               9.2.3 GENERAL ASSIGNMENT. Buyer shall deliver to Escrow Holder four (4) original counterparts of the General Assignment duly executed by Buyer.

               9.2.4 LOAN DOCUMENTS. Buyer shall deliver to Escrow Holder the original Loan Documents duly executed by Buyer or Guarantor, as applicable, and acknowledged, as applicable.

     10. COSTS AND EXPENSES. If the transaction contemplated by this Agreement is consummated, then Seller shall bear the following costs and expenses: (A) one-half (1/2) of Escrow Holder's fees; (B) Seller's share of prorations; (C) the standard CLTA portion of the Title Policy in the amount of the Purchase Price for the Property; and (D) documentary transfer taxes payable in connection with the recording of the Deed and the sale of the Property. If the transaction contemplated by this Agreement is consummated, then Buyer shall bear the following costs and expenses: (V) all costs of the Title Policy other than as expressly set forth in (C) above, including, without limitation, any cost attributable to ALTA coverage, if any, the cost of any survey and the cost of any endorsements to the Title Policy; (W) all document recording charges; (X) one-half (1/2) of Escrow Holder's fees; (Y) Buyer's share of prorations; and (Z) all costs of the Lender's Policy. If, as a result of no fault of Buyer or Seller, Escrow fails to close, Buyer and Seller shall share equally all of Escrow Holder's fees and charges; however, if the transaction fails to close as the result of the default of either party, then such defaulting party shall bear all Escrow Holder's fees and expenses. Subject to the provisions of PARAGRAPH 18 below, each party shall bear the cost of its own attorneys and consultants. All other costs and expenses shall be allocated between Buyer and Seller in accordance with the customary practice of the City and County for transactions of this type.

     11. PRORATIONS. All revenues and expenses relating to the Property, including without limitation, real property taxes and assessments, utility charges and the like, shall be prorated on an accrual basis as of the Close of Escrow; provided, however, rentals shall be


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prorated on a cash basis. Such proration shall be made as of 12:00 a.m. midnight
(Pacific time) on the Closing Date (the "PRORATION TIME"). "Rentals" as used herein include fixed monthly rentals, additional rentals, percentage rentals, escalation rentals, operating cost pass throughs and other sums payable by tenants under the tenant leases with respect to the Improvements. Rentals are delinquent when payment thereof is due on or prior to the Close of Escrow but has not been made by the Close of Escrow. Delinquent rentals shall be prorated between Buyer and Seller as of the Close of Escrow, but not until they are actually collected by Buyer. Buyer shall have the right to collect delinquent rentals, but shall not have the obligation to do so; however, Buyer shall use commercially reasonable efforts to collect any delinquent rentals for the benefit of Seller. Delinquent rentals collected by Buyer, net of reasonable out of pocket collection costs, shall be applied first against any amounts currently due and shall then be applied in inverse chronological order until all delinquent rentals have been paid to Seller. Buyer shall be credited and Seller shall be debited with an amount equal to all tenant security deposits (and any interest due thereon pursuant to the express terms of the tenant leases) held by Seller. If the parties are unable to obtain final meter readings from all applicable meters as of the Close of Escrow, such expenses shall be reasonably estimated as of the Close of Escrow on the basis of the prior operating history of the Property. All monthly prorations shall be calculated on actual days of the applicable month and all annual prorations shall be calculated based on a 365-day year. On or prior to the Close of Escrow, Seller and Buyer shall agree upon a schedule of expenses and prorations ("PRORATION AND EXPENSE SCHEDULE").
If any prorations, apportionments or computations made under this PARAGRAPH 11 shall require final adjustment because the information is unavailable at the Proration Time, then the parties shall make the appropriate adjustments promptly when accurate information becomes available and either party hereto shall be entitled to an adjustment to correct the same. Such adjustments shall be made as soon as complete and accurate information becomes available, but in all events no later than 180 days after the Closing. Any corrected adjustment or proration shall be paid promptly in cash to the party entitled thereto. The obligations of the parties under this PARAGRAPH 11 shall survive the Close of Escrow for six
(6) months and shall not merge with the Deed.

     12. DISBURSEMENTS AND OTHER ACTIONS BY ESCROW HOLDER. Upon the Close of Escrow, Escrow Holder shall promptly undertake all of the following in the manner and order set forth.

          12.1 DISBURSE FUNDS. Escrow Holder shall credit all matters addressed in PARAGRAPHS 3 AND 10 and prorate all matters addressed in PARAGRAPH 11 based upon the Proration and Expense Schedule and disburse the balance of the Purchase Price to Seller promptly upon the Close of Escrow and remaining funds, if any, to Buyer.

          12.2 RECORDING. Escrow Holder shall cause the Deed, the Deed of Trust and any other documents which the parties hereto may mutually direct, to be recorded in the Official Records and obtain conformed copies thereof for distribution to Buyer and Seller.

          12.3 DOCUMENTS TO SELLER. Escrow Holder shall disburse to Seller the original Promissory Note, Guaranty and Environmental Indemnity (together with executed originals of all other Loan Documents), two (2) originals of the Lease Assignment, two (2)


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originals of the General Assignment, one (1) conformed copy of the Deed and one
(1) conformed copy of the Deed of Trust.

          12.4 DOCUMENTS TO BUYER. Escrow Holder shall deliver to Buyer the original FIRPTA Certificate executed by Seller, two (2) originals of the Lease Assignment, two (2) originals of the General Assignment, one (1) copy of any other document deposited into Escrow by Seller pursuant hereto and one (1) conformed copy of the Deed.

          12.5 TITLE COMPANY. Escrow Holder shall direct the Title Company to issue the Title Policy to Buyer.

     13.  REPRESENTATIONS AND WARRANTIES.

          13.1 SELLER'S REPRESENTATIONS AND WARRANTIES. In consideration of Buyer entering into this Agreement and as an inducement to Buyer to buy the Property, Seller makes the following representations and warranties, each of which is material and is being relied upon by Buyer (and the truth and accuracy of which shall constitute a condition precedent to Buyer's obligations hereunder). The phrase "to Seller's knowledge" or words of similar import shall mean the actual current (and not constructive or imputed) knowledge, without any undertaking or duty to undertake any independent investigation or inquiry, of Craig E. Gosselin, and with respect to the matters described in Section 13.1.11 only, Ms. Cheryl Van Doren. Under no circumstances shall Mr. Gosselin or Ms. Van Doren have any personal liability under this Agreement.

               13.1.1 POWER. Seller has the legal power, right and authority to enter into this Agreement and the instruments referenced herein, and, subject to the provisions of this Agreement, to consummate the transaction contemplated by this Agreement.

               13.1.2 REQUISITE ACTION. Except as otherwise provided in this Agreement, all requisite action (corporate, trust, partnership or otherwise) has been taken by Seller in connection with entering into this Agreement, the instruments referenced herein, and the consummation of the transaction contemplated by this Agreement. No consent of any partner, shareholder, trustee, trustor, beneficiary, creditor, investor, judicial or administrative body, governmental authority or other party is required for Seller to consummate the transaction contemplated by this Agreement.

               13.1.3 INDIVIDUAL AUTHORITY. The individuals executing this Agreement and the instruments referenced herein on behalf of Seller and the partners of Seller, if any, have the legal power, right, and actual authority to bind Seller to the terms and conditions hereof and thereof.

               13.1.4 NO CONFLICT. Neither the execution and delivery of this Agreement and the documents and instruments referenced herein, nor the occurrence of the obligations set forth herein, nor the consummation of the transaction contemplated herein, nor compliance with the terms of this Agreement and the documents and instruments referenced




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herein conflict with or result in the breach of any terms, conditions or provisions of, or constitute a default under, any bond, note, or other evidence of indebtedness or any contract, indenture, mortgage, deed of trust, loan, partnership agreement, lease or other agreement or instrument to which Seller is a party or affecting the Property.

               13.1.5 BANKRUPTCY. Seller has not (a) commenced a voluntary case, or had entered against it a petition, for relief under any federal bankruptcy act or any similar petition, order or decree under any federal or state law or statute relative to bankruptcy, insolvency or other relief for debtors, (b) caused, suffered or consented to the appointment of a receiver, trustee, administrator, conservator, liquidator, or similar official in any federal, state, or foreign judicial or non-judicial proceeding, to hold, administer and/or liquidate all or substantially all of its assets, or (c) made an assignment for the benefit of creditors.

               13.1.6 LEASE SCHEDULE. To Seller's knowledge, (a) the Lease Schedule attached hereto as SCHEDULE 13.1.6 (the "Lease Schedule") is true and correct as of the date hereof, and (b) the leases described thereon are the only leases affecting the Property (excluding any subleases). To Seller's knowledge, the Leases delivered by Seller to Buyer pursuant to PARAGRAPH 7.3 are true and complete in all material respects.

               13.1.7 BROKERAGE AGREEMENTS. To Seller's knowledge, except as disclosed on SCHEDULE 13.1.7 attached hereto, there are no written brokerage agreements that Seller has entered into and that are still in effect with respect to leasing at the Property.

               13.1.8 SERVICE CONTRACTS. To Seller's knowledge, except as set forth on SCHEDULE 13.1.8 attached hereto, Seller has not entered into any service contracts, maintenance contracts or management contracts with respect to the Property which will continue to affect the Property after Closing.

               13.1.9 NO CONDEMNATION PROCEEDINGS. To Seller's knowledge, Seller has not received any written notice of any condemnation proceedings or other proceedings in the nature of eminent domain that have been instituted with respect to the Property.

               13.1.10 LITIGATION. Except as disclosed on SCHEDULE 13.1.10 attached hereto, there is no pending or, to Seller's knowledge, threatened litigation against Seller that is likely to adversely affect the value or operation of the Property.

               13.1.11 ENVIRONMENTAL. To Seller's knowledge, except as disclosed on SCHEDULE 13.1.11 attached hereto, Seller has not received written notice that any hazardous materials have been disposed of or released on the Property in violation of applicable law.

          The representations and warranties of Seller set forth in this PARAGRAPH 13.1 shall survive the Close of Escrow for a period of twelve (12) months (provided that the representation and warranty of Seller set forth in PARAGRAPH 13.1.11 shall survive the Close of Escrow without limitation other than the statute of limitations). Notwithstanding the foregoing, if, prior to the Closing Date, Buyer or Seller should learn, discover or become aware of any existing or new item, fact or circumstance which renders a representation or warranty of Seller set forth herein incorrect or untrue in any material respect (collectively, the "REPRESENTATION MATTER"), then the party who has learned, discovered or become aware of such Representation Matter shall promptly give written notice thereof to the other party and Seller's representations and warranties shall be automatically limited to account for the Representation Matter. If, prior to the Closing Date, Buyer discovers or is notified of a Representation Matter that has a material, adverse impact on the value of the Property, then Buyer shall have the right to terminate this Agreement and obtain a refund of the Deposit by providing written notice thereof to Seller no later than the earlier of (i) five (5) business days after Buyer learns or is notified of such Representation Matter, or (ii) prior to the Closing; provided, however, Buyer shall have no right to terminate this Agreement for any Representation Matter arising from a change in circumstances that is either (a) outside of the control of Seller or (b) otherwise permitted under this Agreement. Upon such termination, neither party hereunder shall have any further obligations or liabilities under this Agreement except as specifically set forth herein. If Buyer does not timely terminate this Agreement, then Seller's representations and warranties shall be automatically limited to account for the Representation Matter, Buyer shall be deemed to have waived Buyer's right to pursue any remedy for breach of the representation or warranty made untrue on account of such Representation Matter, and the parties shall proceed to the Close of Escrow.

          13.2 BUYER'S REPRESENTATIONS AND WARRANTIES. In consideration of Seller entering into this Agreement and as an inducement to Seller to sell the Property, Buyer makes the following representations and warranties, each of which is material and is being relied upon by Seller (and the truth and accuracy of which shall constitute a condition precedent to Seller's obligations hereunder).

               13.2.1 POWER. Buyer has the legal power, right and authority to enter into this Agreement and the instruments referenced herein, and to consummate the transaction contemplated by this Agreement.

               13.2.2 REQUISITE ACTION. All requisite action (corporate, trust, partnership or otherwise) has been taken by Buyer in connection with entering into this Agreement and the instruments referenced herein; and, by the Close of Escrow all such necessary action will have been taken to authorize the consummation of the transaction contemplated by this Agreement. By the Close of Escrow no additional consent of any partner, shareholder, trustee, trustor, beneficiary, creditor, investor, judicial or administrative body, governmental authority or other party shall be required for Buyer to consummate the transaction contemplated by this Agreement.

               13.2.3 INDIVIDUAL AUTHORITY. The individuals executing this Agreement and the instruments referenced herein on behalf of Buyer have the legal power, right, and actual authority to bind Buyer to the terms and conditions hereof and thereof.

               13.2.4 NO CONFLICT. Neither the execution and delivery of this

Agreement and the documents and instruments referenced herein, nor the occurrence of the obligations set forth herein, nor the consummation of the transaction contemplated herein, nor compliance with the terms of this Agreement and the documents and instruments referenced herein conflict with or result in the material breach of any terms, conditions or provisions of, or constitute a default under, any bond, note, or other evidence of indebtedness or any contract, indenture, mortgage, deed of trust, loan, partnership agreement, lease or other agreement or instrument to which Buyer is a party.

          13.3 AS-IS. AS A MATERIAL INDUCEMENT TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT BY SELLER AND THE PERFORMANCE BY SELLER OF ITS DUTIES AND OBLIGATIONS HEREUNDER, BUYER DOES HEREBY ACKNOWLEDGE, REPRESENT, WARRANT AND AGREE, TO AND WITH THE SELLER, THAT, (A) EXCEPT AS EXPRESSLY SET FORTH IN PARAGRAPHS 13.1, 13.4 AND 13.5, BUYER IS PURCHASING THE PROPERTY IN AN "AS-IS" CONDITION AS OF THE DATE OF THE CLOSE OF ESCROW WITH RESPECT TO ANY FACTS, CIRCUMSTANCES, CONDITIONS AND DEFECTS; (B) EXCEPT AS EXPRESSLY SET FORTH IN PARAGRAPH 13.4 AND 13.5, SELLER HAS NO OBLIGATION TO REPAIR OR CORRECT ANY SUCH FACTS, CIRCUMSTANCES, CONDITIONS OR DEFECTS OR COMPENSATE BUYER FOR SAME; (C) BY THE CLOSE OF ESCROW, BUYER SHALL HAVE UNDERTAKEN ALL SUCH PHYSICAL INSPECTIONS AND EXAMINATIONS OF THE PROPERTY AS BUYER DEEMS NECESSARY OR APPROPRIATE UNDER THE CIRCUMSTANCES, AND THAT BASED UPON SAME, BUYER IS AND WILL BE RELYING STRICTLY AND SOLELY UPON SUCH INSPECTIONS AND EXAMINATIONS AND THE ADVICE AND COUNSEL OF ITS AGENTS AND OFFICERS, AND BUYER IS AND WILL BE FULLY SATISFIED THAT THE PURCHASE PRICE IS FAIR AND ADEQUATE CONSIDERATION FOR THE PROPERTY; (D) EXCEPT AS EXPRESSLY SET FORTH IN PARAGRAPH 13.1 AND FOR THE DURATION THEREOF, SELLER IS NOT MAKING AND HAS NOT MADE ANY WARRANTY OR REPRESENTATION WITH RESPECT TO ALL OR ANY PART OF THE PROPERTY (INCLUDING, BUT NOT LIMITED TO, ANY MATTERS CONTAINED IN DOCUMENTS MADE AVAILABLE OR DELIVERED TO BUYER IN CONNECTION WITH THIS AGREEMENT) AS AN INDUCEMENT TO BUYER TO ENTER INTO THIS ESCROW AND THEREAFTER TO PURCHASE THE PROPERTY OR FOR ANY OTHER PURPOSE; AND (E) BY REASON OF ALL OF THE FOREGOING, EXCEPT AS EXPRESSLY SET FORTH IN PARAGRAPHS 13.1, 13.4 AND 13.5, BUYER SHALL ASSUME THE FULL RISK OF ANY LOSS OR DAMAGE OCCASIONED BY ANY FACT, CIRCUMSTANCE, CONDITION OR DEFECT PERTAINING TO THE PHYSICAL AND FINANCIAL CONDITION OF THE PROPERTY, INCLUDING WITHOUT LIMITATION THE PRESENCE OF ANY ASBESTOS CONTAINING MATERIAL, HAZARDOUS TOXIC OR RADIOACTIVE WASTE, SUBSTANCE OR MATERIALS IN, ON, UNDER OR ABOUT THE PROPERTY, AND BUYER HEREBY EXPRESSLY AND UNCONDITIONALLY WAIVES AND RELEASES SELLER AND ALL OF THEIR RESPECTIVE PARENTS, SUBSIDIARIES, AFFILIATES AND PARTNERSHIPS, OFFICERS, DIRECTORS, SHAREHOLDERS, PARTNERS, AGENTS AND EMPLOYEES, AND THEIR RESPECTIVE SUCCESSORS, HEIRS AND ASSIGNS AND EACH OF THEM (INDIVIDUALLY AND

COLLECTIVELY, THE "RELEASED PARTIES") FROM ANY AND ALL RIGHTS AND CLAIMS AGAINST SELLER AND/OR THE RELEASED PARTIES WITH RESPECT TO THE CONDITION, VALUATION, MARKETABILITY OR UTILITY OF THE PROPERTY (INCLUDING WITHOUT LIMITATION ANY RIGHTS OF BUYER UNDER THE STATE OR FEDERAL COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT, AS AMENDED FROM TIME TO TIME, OR SIMILAR LAWS). BUYER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS MAY OTHERWISE BE EXPRESSLY SET FORTH IN PARAGRAPHS 13.1, 13.4 AND 13.5, THE FOREGOING WAIVER AND RELEASE INCLUDES ALL RIGHTS AND CLAIMS OF BUYER AGAINST SELLER PERTAINING TO THE PROPERTY, WHETHER HERETOFORE OR NOW EXISTING OR HEREAFTER ARISING, OR WHICH COULD, MIGHT, OR MAY BE CLAIMED TO EXIST, OF WHATEVER KIND OR NATURE, WHETHER KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, LIQUIDATED OR UNLIQUIDATED, EACH AS THOUGH FULLY SET FORTH HEREIN AT LENGTH, WHICH IN ANY WAY ARISE OUT OF, OR ARE CONNECTED WITH, OR RELATE TO, THE CONDITION OF THE PROPERTY. THIS RELEASE INCLUDES CLAIMS OF WHICH BUYER IS PRESENTLY UNAWARE OF WHICH BUYER DOES NOT PRESENTLY SUSPECT TO EXIST WHICH, IF KNOWN BY BUYER, WOULD MATERIALLY AFFECT BUYER'S RELEASE TO SELLER. IN CONNECTION AND TO THE EXTENT PERMITTED BY LAW, BUYER HEREBY AGREES, REPRESENTS AND WARRANTS THAT BUYER REALIZES AND ACKNOWLEDGES THAT FACTUAL MATTERS NOW UNKNOWN TO IT MAY HAVE GIVEN OR MAY HEREAFTER GIVE RISE TO CAUSES OF ACTION, CLAIMS, DEMANDS, DEBTS, CONTROVERSIES, DAMAGES, COSTS, LOSSES AND EXPENSES WHICH ARE PRESENTLY UNKNOWN, UNANTICIPATED AND UNSUSPECTED, AND BUYER FURTHER AGREES, REPRESENTS AND WARRANTS THAT THE WAIVERS AND RELEASES HEREIN HAVE BEEN NEGOTIATED AND AGREED UPON IN LIGHT OF THAT REALIZATION AND THAT, EXCEPT AS MAY OTHERWISE BE EXPRESSLY SET FORTH IN PARAGRAPHS 13.1, 13.4 AND 13.5, BUYER NEVERTHELESS HEREBY INTENDS TO RELEASE, DISCHARGE AND ACQUIT SELLER AND THE RELEASED PARTIES FROM ANY SUCH UNKNOWN CAUSES OF ACTION, CLAIMS, DEMANDS, DEBTS, CONTROVERSIES, DAMAGES, COSTS, LOSSES AND EXPENSES.

     With respect to all matters released in this Article 13, Buyer expressly waives the benefits of Section 1542 of the California Civil Code, which provides as follows:

          "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

                                -----------------
                                Buyer's Initials

          13.4 SELLER'S OBLIGATIONS REGARDING CERTAIN RECOMMENDATIONS OF

ENVIRONMENTAL CONSULTANT. Attached hereto as EXHIBIT G are certain specific recommended tasks (the "Recommended Tasks") made by URS Corporation in connection with its Phase I Environmental Site Assessment dated May 31, 2001. Seller agrees, at its expense, to engage either URS Corporation or a reputable environmental consultant approved by Buyer (such approval not to be unreasonably withheld, conditioned or delayed) to perform the Recommended Tasks and any further recommendations of the consultant which may derive therefrom in accordance with applicable laws and commercially reasonable and prudent industry practices taking into account the industrial use of the site, but only to the extent that such further recommended work (a) is required by governmental agencies having competent jurisdiction ("Jurisdictional Agency") or as a result of the consultant's reasonable and prudent determination that health risks and/or adverse environmental impacts may result from the condition in question unless such recommended action is taken, (b) specifically arises from the Recommended Tasks, (c) is not in any manner resulting from an off-site source nor from the acts of Buyer, its agents, members, employees, contractors, partners or representatives (collectively, "Buyer Parties"), and (d) pertains to an environmental condition first created during Seller's period of ownership of the Property. Seller shall endeavor to complete the Recommended Tasks in an expeditious manner, and in any event shall commence such Recommended Tasks promptly following the Close of Escrow and diligently pursue such work to completion. The Recommended Tasks shall be deemed completed when the consultant indicates to Buyer and Seller in a written certification which may be relied upon by both parties that no further action is recommended with respect to all Recommended Tasks based on the foregoing standards. Subject to the rights of tenants in possession and Seller's agreement to minimize interference with such tenants and to coordinate any work at the Property with Buyer, Buyer shall provide Seller and its agents and contractors with regular and continuous access to the Property following the Closing in order to permit Seller to perform the Recommended Tasks and any other actions that Seller reasonably deems necessary in connection therewith. In connection with Seller's performance of the Recommended Tasks, Seller shall report environmental conditions to governmental agencies to the extent required by applicable law. If either (i) required by governmental agencies having competent jurisdiction ("Jurisdictional Agency"), or (ii) required pursuant to a health risk based assessment of the Property (the "Risk Assessment") certified to both Seller and Buyer performed by a reputable consultant, Seller shall comply with orders and directives of such Jurisdictional Agency or as set forth in the governmental agencies, but only to the extent (a) required by such Jurisdictional Agency, (b) specifically arising from the Recommended Tasks, (c) not in any manner resulting from an off-site source nor from the acts of Buyer, its agents, members, employees, contractors, partners or representatives (collectively, "Buyer Parties"), and (d) that it pertains to an environmental condition first created during Seller's period of ownership of the Property. If Seller shall fail to complete the Recommended Tasks within six (6) months following the Closing (subject to extension of such six (6) month period so long as Seller is diligently pursuing such work to completion), Buyer shall have the right to cause the Recommended Tasks to be completed at Seller's expense and Seller shall reimburse Buyer for all actual, documented and reasonable costs incurred by Buyer in completing the Recommended Tasks. The provisions of this PARAGRAPH 13.4 shall survive the Closing.

          13.5 ENVIRONMENTAL CONDITIONS EXCLUDED FROM RELEASE. Seller acknowledges and agrees that the provisions of PARAGRAPH 13.3 shall not release Seller from liability for any loss, costs, expenses or liabilities Buyer may suffer or incur, nor preclude Buyer from bringing an action against Seller to compel Seller to remediate or take other necessary action with respect to environmental conditions first created during Seller's period of ownership of the Property, but only if all of the following conditions are satisfied: (a) a Jurisdictional Agency has imposed an order or directive requiring certain action with respect to such environmental condition; (b) the environmental condition did not in any manner result from the acts of any of Buyer's Parties nor did it emanate from an off-site source; and (c) the environmental condition was first created during Seller's period of ownership. If any tenants of the Property have responsibility for any of the matters described in PARAGRAPHS 13.4 OR 13.5, Buyer hereby agrees that Seller shall be entitled to pursue such tenant(s) including, without limitation, the prosecution of an action against such tenant(s) whether pursuant to the terms of that particular tenant's lease or otherwise, provided Seller shall notify Buyer prior to pursuing recovery from any tenant(s) and shall keep Buyer apprised of Seller's actions in such regard, including providing to Buyer copies of all correspondence, notices, demands, complaints, reports and the like delivered to or received from any tenant(s). Buyer hereby agrees to cooperate in Seller's efforts to enforce any such obligations or liabilities of the tenants, and Buyer further agrees that Seller shall retain on a non-exclusive basis such rights under the particular tenant lease (notwithstanding any assignment of the lease) as may be necessary to enable Seller to maintain standing and the rights of the landlord under such lease against such tenant(s) with respect to recovery from such tenants for such environmental matters only.

     14.  DUE DILIGENCE.

          14.1 RIGHT OF ENTRY. Provided that Buyer is not in default of its obligations under this Agreement from and after the Opening of Escrow through the earlier of the termination of this Agreement or the Closing Date, Buyer, its agents, consultants, contractors and subcontractors shall have the right to enter upon the Property to conduct or make any and all non-intrusive and non-invasive inspections and tests as may be necessary or desirable, subject to the rights of any tenants or occupants of the Property and the limitations set forth below in this PARAGRAPH 14. The scope of any analysis which requires physical sampling of all or any part of the Property shall be subject to: (a) the prior approval of Seller, which Seller may withhold or condition in its sole discretion, (b) Seller's receipt of written evidence that Buyer has procured the insurance required pursuant to this PARAGRAPH 14, and (c) the requirement that Buyer dispose of all such test samples in accordance with applicable law and at no cost or liability to Seller. Nothing herein shall authorize any subsurface testing or drilling on the Property by Buyer or its environmental consultant unless specifically approved in writing by Seller, which Seller may condition or deny in its sole discretion. Buyer shall obtain or cause its consultants to obtain (and shall provide evidence to Seller of same), at Buyer's sole cost and expense, prior to commencement of any investigative activities on the Property, a policy of commercial general liability insurance covering any and all liability of Buyer and Seller with respect to or arising out of any investigative activities. Such policy of insurance shall name Seller as an additional insured and shall be kept and maintained in force during the term of this Agreement and so long thereafter as necessary to cover any claims of damages suffered by persons or property resulting from any acts or omissions of Buyer, Buyer's employees, agents, contractors, suppliers, consultants or other related parties. Such policy of insurance shall have liability limits of not less than Two Million Dollars ($2,000,000.00) combined single limit per occurrence for bodily injury, personal injury and property damage liability.

          Buyer hereby agrees to require any and all of its vendors (a) to include a provision in its report or study that entitles Seller and its designee to rely upon such report, and (b) to provide to Seller, concurrently with the delivery to Buyer, a true and complete copy of all tests, reports, studies and the like generated by such vendor in connection with Buyer's inspection of the Property. Furthermore, Buyer shall promptly, upon its receipt thereof, deliver to Seller a copy of all tests, reports, analysis and the like, excluding financial analysis, obtained and/or prepared pursuant to the provisions of this PARAGRAPH 14. Buyer shall keep all documents and information received from Seller and/or its agents and the results of all of its inspections, studies, investigations, analysis, reports and the like confidential except as required by law and except for disclosures made to Buyer's agents, consultants and employees. Buyer hereby indemnifies, defends and holds the Property, Seller and their respective officers, directors, shareholders, participants, affiliates, employers, representatives, invitees, agents and contractors free and harmless from and against any and all claims, costs, losses, damages or expenses arising out of or resulting from such entry by Buyer, its agents, consultants, contractors and subcontractors. Furthermore, Buyer hereby agrees not to contact any governmental agencies with respect to the Property without Seller's prior written consent, which Seller may withhold or condition in its sole discretion. Buyer shall keep the Property free and clear of any mechanics' liens or materialmen's liens related to Buyer's right of inspection and the activities contemplated in this PARAGRAPH 14. All of Buyer's obligations set forth in this PARAGRAPH 14 shall survive the Close of Escrow and shall not be merged with the Deed, and shall survive the termination of this Agreement and Escrow prior to the Close of Escrow, and shall not be limited by any provision of this Agreement.

          14.2 INQUIRIES. From and after the Execution Date until the Closing Date or the earlier termination of this Agreement and provided that Buyer is not in default of this Agreement, Buyer shall have the right to make inquiries to the Seller's property manager. Notwithstanding any other provision of this Agreement to the contrary, any information or disclosures made by Seller's property manager and delivered to Buyer pursuant to the provisions of this PARAGRAPH 14.2 shall automatically modify the applicable terms of Seller's representations and warranties in this Agreement to the extent that such disclosures indicate that Seller's representations and warranties are inaccurate in any respect and without creating any liability for Seller whatsoever; provided, however, that in no event shall any written or oral statement of Seller's property manager expand the scope of Seller's representations and warranties contained herein.

     15.  ENFORCEMENT AND LEGAL FEES.

          15.1 BUYER'S DEFAULT. IF BUYER FAILS TO COMPLETE THE PURCHASE OF THE PROPERTY AS PROVIDED IN THIS AGREEMENT BY REASON OF ANY DEFAULT OF BUYER, SELLER MAY TERMINATE THIS AGREEMENT AND RECEIVE OR RETAIN THE DEPOSIT AS LIQUIDATED DAMAGES AND SHALL BE RELEASED FROM ITS OBLIGATION TO SELL THE PROPERTY TO BUYER. BUYER AND SELLER AGREE THAT IT WOULD BE IMPRACTICAL AND EXTREMELY DIFFICULT TO ESTIMATE THE DAMAGES WHICH SELLER MAY SUFFER IN THE EVENT BUYER DEFAULTS HEREUNDER AND FAILS TO COMPLETE THE PURCHASE OF THE PROPERTY AS HEREIN PROVIDED. BUYER AND SELLER THEREFORE AGREE THAT A REASONABLE PRESENT ESTIMATE OF THE NET DETRIMENT THAT SELLER WOULD SUFFER IN THE EVENT OF BUYER'S DEFAULT OR BREACH HEREUNDER IS AN AMOUNT OF MONEY EQUAL TO THE DEPOSIT WHICH SHALL BE THE FULL, AGREED AND LIQUIDATED DAMAGES. THE PARTIES ACKNOWLEDGE THAT THE PAYMENT OF SUCH LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTIONS 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676 AND 1677. THE FOREGOING SHALL NOT LIMIT SELLER'S REMEDIES WITH RESPECT TO BUYER'S OBLIGATIONS (INCLUDING, WITHOUT LIMITATION, ITS INDEMNIFICATION OBLIGATIONS) UNDER PARAGRAPHS 14 AND 17 OF THIS AGREEMENT AND THE ATTORNEYS' FEES PROVISION SET FORTH IN PARAGRAPH 18 BELOW.

            --------------------                --------------------
              SELLER'S INITIALS                   BUYER'S INITIALS

          15.2 SELLER'S DEFAULT. IF SELLER DEFAULTS UNDER THIS AGREEMENT AND FAILS TO COMPLETE THE PURCHASE AS PROVIDED HEREIN, THEN BUYER SHALL BE ENTITLED, AS ITS SOLE AND EXCLUSIVE REMEDY, WHETHER AT LAW OR IN EQUITY, EITHER (A) TO TERMINATE THIS AGREEMENT AND RECOVER ITS DEPOSIT, TOGETHER WITH BUYER'S REASONABLE DOCUMENTED OUT-OF-POCKET COSTS PAID BY BUYER TO UNAFFILIATED THIRD PARTIES IN CONNECTION WITH ITS DUE DILIGENCE OF THE PROPERTY AND THE NEGOTIATION OF THIS AGREEMENT UP TO A MAXIMUM OF $25,000, OR (B) IN LIEU OF TERMINATING THE AGREEMENT AND RECOVERING ITS DEPOSIT, BUYER SHALL BE ENTITLED TO PURSUE SPECIFIC PERFORMANCE OF THIS AGREEMENT WITHOUT RIGHT TO ANY DAMAGES OR OTHER EQUITABLE RELIEF WHATSOEVER, BUT ONLY IF BUYER DEPOSITS WITH ESCROW HOLDER, WITHIN FIVE BUSINESS DAYS FOLLOWING THE SCHEDULED CLOSING DATE, THE CASH BALANCE OF THE PURCHASE PRICE TOGETHER WITH ALL CLOSING DOCUMENTS REQUIRED HEREUNDER FROM BUYER AND BUYER FILES SUCH SPECIFIC PERFORMANCE ACTION WITHIN THIRTY (30) DAYS FOLLOWING THE SCHEDULED CLOSING DATE AND DILIGENTLY PROSECUTES SUCH ACTION TO COMPLETION

WITHIN NINETY (90) DAYS. BUYER SHALL NOT BE ENTITLED TO RECORD A LIEN OR LIS PENDENS AGAINST THE PROPERTY OTHER THAN IN CONNECTION AND CONCURRENTLY WITH THE FILING OF SUCH SPECIFIC PERFORMANCE ACTION.

             --------------------               --------------------
             SELLER'S INITIALS                    BUYER'S INITIALS

     16. NOTICES. Any notice, demand, consent, approval, request, or other communication or document to be provided hereunder to a party hereto shall be in writing and shall be given to such party at its address or telecopy number set forth in the Basic Provisions or such other address or telecopy number as such party may hereafter specify for that purpose by notice to the other party. Each such notice, request, or communication shall, for all purposes, be deemed given and received (a) if given by telecopy, when such telecopy is transmitted to the telecopy number specified below during normal business hours (i.e. 8:00 a.m. to 6:00 p.m.) and confirmation of complete receipt is received during normal business hours, (b) if hand delivered against receipted copy, when the copy thereof is receipted, (c) if given by a recognized overnight delivery service, the day on which such notice, request, or other communication is actually received, or (d) if given by any other means or if given by certified mail, return receipt requested, postage prepaid, two (2) days after it is posted with the United States Postal Service, to the addresses specified in the Basic Provisions. Notices to Seller shall be directed to Seller and Seller's Counsel and notices to Buyer shall be directed to Buyer and Buyer's Counsel. Notices by electronic mail shall not be permitted.

     Notice of change of address shall be given by written notice in the manner detailed in this PARAGRAPH 16. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to constitute receipt of the notice, demand, request or communication sent.

     17. BROKERS. Upon the Close of Escrow (but not otherwise), Seller shall pay a real estate brokerage commission to Trammell Crow Company ("BROKER") with respect to this transaction in accordance with Seller's separate written agreement with Broker. Each party hereto agrees to indemnify and hold harmless the other party from and against any and all losses, liens, claims, judgments, liabilities, costs, expenses or damages (including reasonable attorneys' fees and court costs) of any kind of character arising out of or resulting from any agreement, arrangement or understanding (except as set forth above with respect to Broker) alleged to have been made by such party or on its behalf with any broker or finder in connection with this Agreement or transaction contemplated this Agreement. The foregoing indemnity shall survive the Close of Escrow or the earlier termination of this Agreement and shall not be limited by any provision of this Agreement.

     18. LEGAL FEES. If either Buyer or Seller brings any action or suit against the other for any matter relating to or arising out of this Agreement, then the prevailing party in such action or dispute, whether by final judgment or out of court settlement, shall be entitled to recover from the other party all costs and expenses of suit, including actual attorneys' fees. Any judgment or order entered in any final judgment shall contain a specific provision providing for the recovery of all costs and expenses of suit, including actual attorneys' fees incurred in enforcing, perfecting and executing such judgment. For the purposes of this paragraph, such costs shall include, without limitation, in-house or outside attorneys' fees, costs and expenses incurred in the following: (a) postjudgment motions; (b) contempt proceedings; (c) garnishment, levy, and debtor and third party examination; (d) discovery; and (e) bankruptcy litigation.

     19. ASSIGNMENT. Buyer may not assign, transfer or convey its rights or obligations under this Agreement at any time without the prior written consent of Seller, which Seller may withhold in its reasonable discretion; provided, however, Buyer may, upon not less than five (5) business days prior written notice to Seller, assign its interest under this Agreement to an entity that is owned or controlled by Buyer or one of its principals, provided that such assignee assumes in writing all of the Buyer's obligations under this Agreement and delivers written evidence of such assignment and assumption to Seller. In no event shall Buyer be relieved of any of its obligations or liabilities under this Agreement as a result of such assignment.

     20. DAMAGE OR DESTRUCTION, CONDEMNATION, INSURANCE.

          20.1 CONDEMNATION. If at any time prior to the Closing Date any "material" portion of the Property is condemned or taken by eminent domain proceedings by any public authority, then at Buyer's option, to be exercised within ten (10) days after receipt of notice of such taking, this Agreement shall terminate, and the Deposit shall be promptly returned to Buyer, and except as expressly set forth herein, neither party shall have any further liability or obligation to the other hereunder. As used in this PARAGRAPH 20.1, the term "material" shall mean a taking which materially and adversely affects the value or operations of the Property and adversely affects the value of the Property by more than ten percent (10%) of the Purchase Price. Seller shall give Buyer written notice of any taking promptly after Seller obtains knowledge thereof. If Buyer does not timely notify Seller in writing of its election to terminate this Agreement, Buyer shall be deemed to have elected not to terminate this Agreement. If Buyer elects or is deemed to have elected not to terminate this Agreement, the parties shall proceed to the Closing Date without a reduction in the Purchase Price and all condemnation proceeds paid or payable to Seller shall belong to Buyer and shall be paid over and assigned to Buyer at the Close of Escrow. Seller shall have no obligation to make any repairs to the Property in the event of a condemnation.

          20.2 DAMAGE AND DESTRUCTION. If at any time prior to the Closing Date a material portion of the Property is destroyed or damaged as a result of fire or any other casualty whatsoever, then at Buyer's option, to be exercised within five (5) days after receipt of notice of such destruction or damage, this Agreement shall terminate, the Deposit shall be returned to Buyer, and except as expressly set forth herein, neither party shall have any further liability or obligation to the other hereunder. If Buyer does not timely notify Seller in writing of its election to terminate this Agreement, Buyer shall be deemed to have elected not to terminate this Agreement. For purposes hereof, the term "material" shall be deemed to be a damage or destruction in excess of ten percent (10%) of the Purchase Price. If less than a material portion of the Property is damaged or destroyed or if a material portion is damaged or destroyed and

Buyer elects or is deemed to have elected not to terminate this Agreement, the parties shall proceed to the Closing Date without reduction in the Purchase Price other than by the amount of the deductible under Seller's insurance policy and all insurance proceeds paid or payable to Seller as a result of such casualty shall belong to Buyer and shall be paid over and assigned to Buyer at the Close of Escrow. Seller shall have no obligation to make any repairs to the Property in the event of a damage or destruction.

     21. NEW LEASES. Seller hereby agrees that Seller will not modify, extend or otherwise change any of the terms, covenants or conditions of the Leases or enter into new leases or any other obligations or agreements affecting the Property without the prior written consent of Buyer, which consent shall not be unreasonably withheld (in the event Buyer has not responded to Seller's written request for consent within three (3) business days after Seller's delivery to Buyer of all pertinent information concerning such lease, obligation or agreement, Buyer shall be deemed to have consented thereto). Seller shall not accept from any of the tenants payment of rent more than one month in advance.

     22. MISCELLANEOUS.

          22.1 NOT AN OFFER. Seller's delivery of unsigned copies of this Agreement is solely for the purpose of review by the party to whom delivered, and neither the delivery nor any prior communications between the parties shall in any way imply that Seller is under any obligation to enter the transaction which is the subject of this Agreement. The signing of this Agreement by Buyer constitutes an offer which shall not be deemed accepted by Seller unless and until Seller has signed this Agreement and delivered a duplicate original to buyer.

          22.2 COMPUTATION OF TIME PERIODS. If the date upon which the Contingency Period expires, the Closing Date or any other date or time period provided for in this Agreement is or ends on a Saturday, Sunday or federal, state or legal holiday, then such date shall automatically be extended until 5:00 p.m. Los Angeles time of the next day which is not a Saturday, Sunday or federal, state or legal holiday.

          22.3 CAPTIONS. Any captions to, or headings of, the paragraphs or subparagraphs of this Agreement are solely for the convenience of the parties hereto, are not a part of this Agreement, and shall not be used for the interpretation or determination of the validity of this Agreement or any provision hereof.

          22.4 NO OBLIGATIONS TO THIRD PARTIES. Except as otherwise expressly provided herein, the execution and delivery of this Agreement shall not be deemed to confer any rights upon, nor obligate any of the parties hereto, to any person or entity other than the parties hereto.

          22.5 EXHIBITS AND SCHEDULES. The exhibits and schedules attached to this Agreement are incorporated in this Agreement by this reference for all purposes.

          22.6 AMENDMENT TO THIS AGREEMENT. The terms of this Agreement may not be modified or amended except by an instrument in writing executed by each of the parties hereto.

          22.7 WAIVER. The waiver or failure to enforce any provision of this Agreement shall not operate as a waiver of any future breach of any such provision or any other provision hereof.

          22.8 APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State, except for any choice-of-law principles which provide for the application of the laws of another jurisdiction.

          22.9 FEES AND OTHER EXPENSES. Except as otherwise provided herein, each of the parties hereto shall pay its own fees and expenses in connection with this Agreement.

          22.10 ENTIRE AGREEMENT. This Agreement (including all Exhibits attached hereto) supersedes any prior agreements, negotiations and communications, oral or written, and contains the entire agreement between, and the final expression of, Buyer and Seller with respect to the subject matter hereof. No subsequent agreement, representation, or made by either party hereto, or by or to an employee, officer, agent or representative of either party hereto shall be of any effect unless it is in writing and executed by the party to be bound thereby.

          22.11 SUCCESSORS AND ASSIGNS. Subject to the restrictions set forth in PARAGRAPH 19 hereof, this Agreement shall be binding upon and shall inure to the benefit of the permitted successors and assigns of the parties hereto.

          22.12 CONSTRUCTION. The parties acknowledge and agree that (A) each party hereto is of equal bargaining strength, (B) each such party has actively participated in the drafting, preparation and negotiation of this Agreement, (C) each such party has consulted with such party's own, independent counsel, and such other professional advisors as such party has deemed appropriate, relating to any and all matters contemplated under this Agreement, (D) each such party and such party's counsel and advisors have reviewed this Agreement, (E) each such party has agreed to enter into this Agreement following such review and the rendering of such advice, and (F) any rule of construction to the effect that ambiguities are to be resolved against the drafting parties shall not apply in the interpretation of this Agreement, or any portions hereof, or any amendments hereto.

          22.13 LIMITATION OF LIABILITY. Buyer acknowledges and agrees that neither the directors, shareholders, officers, investment managers, employees, partners nor advisors of Seller, assume any personal liability for obligations entered into by or on behalf of seller. Notwithstanding any other provision of this Agreement to the contrary or any rights that Buyer may have at law or in equity, (a) in no event shall Seller have any liability for speculative, special, consequential or punitive damages, and (b) in no event shall Seller's liability under or otherwise in connection with this Agreement, any documents executed in connection herewith and/or otherwise in connection with the Property (including, without limitation, any claims Buyer may have pursuant to Paragraphs 13.1, 13.4 and/or 13.5) exceed the sum of one million dollars ($1,000,000). Notwithstanding anything to the contrary contained in this Agreement, Buyer hereby agrees that any action or claim asserted by Buyer against Seller or any of the Released Parties, except claims or actions arising under Paragraphs 13.1.11, 13.4 or 13.5 (which shall be subject to no such time limitation under this Agreement), must be filed (if at all) within twelve months following the Closing in a court of competent jurisdiction, and Buyer hereby waives any right to bring any such claim or action thereafter. Prior to Closing, Buyer's remedies shall be limited as set forth in SECTION 15.2 hereof.

          22.14 TIME OF THE ESSENCE. All times provided for in this Agreement for the performance of any act will be strictly construed, time being of the essence.

          22.15 RECORDING. The parties agree that this Agreement shall not be recorded. If Buyer causes this Agreement or any notice or memorandum thereof to be recorded, this Agreement shall be null and void at the option of Seller.

          22.16 CONFIDENTIALITY. Until the Close of Escrow, Buyer will keep confidential the Purchase Price, the other terms of this Agreement, and all information concerning the Property (as disclosed, discovered or determined in connection with this transaction); provided, however, Buyer may disclose such information to (a) those employed by Buyer (subject to their agreement to abide by the terms of this paragraph); (b) those who are actively and directly participating in the evaluation of the Property and the negotiation and execution of this Agreement or financing of the purchase of the Property (subject to their agreement to abide by the terms of this paragraph); (c) third parties as required under applicable law; and (d) Buyer's potential financial partners and lenders (subject to their agreement to abide by the terms of this paragraph).

          22.17 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which, together, shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, Buyer and Seller have executed this Agreement as of the day and year first written above.



BUYER:                                           SELLER:

BROOKHOLLOW EXPRESSWAY, LLC,                     VANS, INC.,
a California limited liability company           a Delaware corporation

By: /s/ GREGORY A. KNAPP                         By: /s/ CRAIG E. GOSSELIN
   -----------------------------                    ----------------------------
   Name: Gregory A. Knapp                           Name: Craig E. Gosselin
        ------------------------                          ----------------------
   Position: President                              Position: Vice President &
            --------------------                              General Counsel
                                                              ------------------

                           ACCEPTANCE BY ESCROW HOLDER


     Commerce Escrow acknowledges that it has received a fully executed original or original executed counterparts of the foregoing Agreement of Purchase and Sale and Joint Escrow Instructions (the "Agreement") and agrees to act as Escrow Holder under the Agreement and to be bound by and strictly perform the terms thereof as such terms apply to Escrow Holder.


Dated:  _______________, 2001          COMMERCE ESCROW

                                       By:
                                           -------------------------------
                                           Name:
                                                --------------------------
                                           Position:
                                                    ----------------------

                                    EXHIBIT A


                                LEGAL DESCRIPTION


PARCEL 1, IN THE CITY OF ORANGE, COUNTY OF ORANGE, STATE OF CALIFORNIA, AS SHOWN ON PARCEL MAP RECORDED MARCH 8, 1967 IN BOOK 6, PAGE 49 OF PARCEL MAPS IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXCEPT THE RIGHT TO ALL OF THE MINERALS AND MINERAL ORES OF EVERY KIND AND CHARACTER NOW KNOWN TO EXIST OR HEREAFTER DISCOVERED UPON, WITHIN, OR UNDERLYING SAID LAND, OR THAT MAY BE PRODUCED THEREFROM, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, ALL PETROLEUM, OIL, NATURAL GAS AND OTHER HYDROCARBON SUBSTANCES AND PRODUCTS DERIVED THEREFROM, TOGETHER WITH THE EXCLUSIVE AND PERPETUAL RIGHT OF INGRESS AND EGRESS BENEATH THE SURFACE OF SAID LAND TO EXPLORE FOR, EXTRACT, MINE AND REMOVE THE SAME, AND TO MAKE SUCH USE OF THE SAID LAND BENEATH THE SURFACE AS IS NECESSARY OR USEFUL IN CONNECTION THEREWITH, WHICH USE MAY INCLUDE LATERAL OR SLANT DRILLING, BORING, DIGGING OR SINKING OF WELLS, SHAFTS OR TUNNELS, PROVIDED THERE SHALL BE NO USE OF THE SURFACE OF SAID LAND IN THE EXERCISE OF ANY OF SAID RIGHTS, AND THE OWNERS OF SAID RIGHTS SHALL NOT DISTURB THE SURFACE OF SAID LAND OR ANY IMPROVEMENTS THEREON, SAID RESERVATION SET FORTH IN GRANT DEED DATED APRIL 24, 1967, RECORDED JULY 13, 1967 IN BOOK 8309, PAGE 479 IN THE OFFICIAL RECORDS OF ORANGE COUNTY, CALIFORNIA, SAID DEED BEING FROM SOUTHERN PACIFIC COMPANY TO WESTINGHOUSE ELECTRIC CORPORATION.

                                    EXHIBIT B


                                      DEED

WHEN RECORDED MAIL TO:

Brookhollow Expressway, LLC,
c/o The Brookhollow Group
151 Kalmus Drive, Suite F-1
Costa Mesa, California 92626
Attn:  Mr. Gregory J. Knapp

MAIL TAX STATEMENTS TO:

Brookhollow Expressway, LLC,
c/o The Brookhollow Group
151 Kalmus Drive, Suite F-1
Costa Mesa, California 92626
Attn:  Mr. Gregory J. Knapp

--------------------------------------------------------------------------------
                  (Space above this line is for recorder's use)

                                   GRANT DEED

     FOR VALUE RECEIVED, VANS, INC. ("Grantor"), hereby grants to BROOKHOLLOW EXPRESSWAY, LLC ("Grantee"), that certain real property (the "Property") situated in the City of Orange, County of Orange, State of California, described in Annex 1 attached hereto and incorporated by reference.

     THE PROPERTY IS CONVEYED TO GRANTEE SUBJECT TO:

     A. All liens, encumbrances, easements, covenants, conditions and restrictions, whether on- or off-record;

     B. All matters which would be revealed or disclosed in an accurate survey of the Property; and

     C. Liens for taxes on real property not yet delinquent, and liens for any general or special assessments of record against the Property not yet delinquent.

     IN WITNESS WHEREOF, the undersigned Grantor has executed this Grant Deed as of May 30, 2001.

                                    VANS, INC.
                                    a Delaware corporation

                                    By:
                                        ------------------------------
                                        Its:
                                             -------------------------

STATE OF CALIFORNIA        )
                           )
COUNTY OF _____________    )

     On _______________ before me, __________________ _____, personally appeared
_____________,_______,


[ ]   personally known to me        [ ]  proved to me on the basis of
                                         satisfactory evidence

to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.


                           WITNESS my hand and official seal.


                                             --------------------------
                                             Signature of Notary



                           CAPACITY CLAIMED BY SIGNER:



[ ]      Individual(s)                      [ ]      Attorney-In-Fact
[ ]      Partner(s)                         [ ]      Subscribing Witness
[ ]      Trustee(s)                         [ ]      Guardian/Conservator
[ ]      Corporate _______________          [ ]      Other:______________
         Officer(s) ______________          _____________________________
                           Title(s)         _____________________________


                             SIGNER IS REPRESENTING:

Name of Person(s) or Entity(ies): ____________________________
_____________________________________________

                                     ANNEX 1

                                LEGAL DESCRIPTION


PARCEL 1, IN THE CITY OF ORANGE, COUNTY OF ORANGE, STATE OF CALIFORNIA, AS SHOWN ON PARCEL MAP RECORDED MARCH 8, 1967 IN BOOK 6, PAGE 49 OF PARCEL MAPS IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXCEPT THE RIGHT TO ALL OF THE MINERALS AND MINERAL ORES OF EVERY KIND AND CHARACTER NOW KNOWN TO EXIST OR HEREAFTER DISCOVERED UPON, WITHIN, OR UNDERLYING SAID LAND, OR THAT MAY BE PRODUCED THEREFROM, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, ALL PETROLEUM, OIL, NATURAL GAS AND OTHER HYDROCARBON SUBSTANCES AND PRODUCTS DERIVED THEREFROM, TOGETHER WITH THE EXCLUSIVE AND PERPETUAL RIGHT OF INGRESS AND EGRESS BENEATH THE SURFACE OF SAID LAND TO EXPLORE FOR, EXTRACT, MINE AND REMOVE THE SAME, AND TO MAKE SUCH USE OF THE SAID LAND BENEATH THE SURFACE AS IS NECESSARY OR USEFUL IN CONNECTION THEREWITH, WHICH USE MAY INCLUDE LATERAL OR SLANT DRILLING, BORING, DIGGING OR SINKING OF WELLS, SHAFTS OR TUNNELS, PROVIDED THERE SHALL BE NO USE OF THE SURFACE OF SAID LAND IN THE EXERCISE OF ANY OF SAID RIGHTS, AND THE OWNERS OF SAID RIGHTS SHALL NOT DISTURB THE SURFACE OF SAID LAND OR ANY IMPROVEMENTS THEREON, SAID RESERVATION SET FORTH IN GRANT DEED DATED APRIL 24, 1967, RECORDED JULY 13, 1967 IN BOOK 8309, PAGE 479 IN THE OFFICIAL RECORDS OF ORANGE COUNTY, CALIFORNIA, SAID DEED BEING FROM SOUTHERN PACIFIC COMPANY TO WESTINGHOUSE ELECTRIC CORPORATION.

                                    EXHIBIT C


                TRANSFEROR'S CERTIFICATION OF NON-FOREIGN STATUS


     To inform BROOKHOLLOW EXPRESSWAY, LLC, a California limited liability company ("Transferee"), that withholding of tax under Section 1445 of the Internal Revenue Code of 1986, as amended ("Code") will not be required upon the transfer by VANS, INC., a Delaware corporation ("Transferor"), of certain interests in real property to Transferee, the undersigned certifies the following on behalf of Transferor:

     1. Transferor is not a foreign corporation, foreign partnership, foreign trust, foreign estate or foreign person (as those terms are defined in the Code and the Income Tax Regulations promulgated thereunder); and

     2. Transferor's U.S. employer or tax (social security) identification number is _______________.

     Transferor understands that this Certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

     Under penalty of perjury I declare that I have examined this Certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Transferor.



Dated:  May 30, 2001                        TRANSFEROR:

                                            VANS, INC.
                                            a Delaware corporation

                                            By:
                                                -----------------------------
                                                 Name:
                                                      -----------------------
                                                 Position:
                                                         --------------------

                                    EXHIBIT D


                       ASSIGNMENT AND ASSUMPTION OF LEASES


     THIS ASSIGNMENT AND ASSUMPTION OF LEASES ("Assignment") is made this 30th day of May, 2001, by and between VANS, INC., a Delaware corporation ("Assignor"), and BROOKHOLLOW EXPRESSWAY, LLC., a California limited liability company ("Assignee").

                                    RECITALS

     Assignor and Assignee entered into that certain Agreement of Purchase and Sale and Joint Escrow Instructions, dated as of May 30, 2001 (the "Agreement"), respecting the sale of certain "Property" (as defined in the Agreement). Unless otherwise indicated herein, all capitalized terms in this Assignment shall have the meaning ascribed to them in the Agreement.

     Assignor, as Lessor, and those certain tenants of the Property (collectively, the "Tenants") have entered into leases for space at the Property (collectively, the "Leases") covering certain premises located on the Property.

     Under the Agreement, Assignor is obligated to assign to Assignee any and all of its right, title and interest in and to all Leases and Tenants' deposits held by Assignor under the Leases (collectively, "Tenant Deposits").

                                    AGREEMENT

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows.

     1. Assignor assigns, sells, transfers, sets over and delivers unto Assignee all of Assignor's estate, right, title and interest in and to the Leases and Tenant Deposits, provided Assignor reserves all rights under Section 13.5 of the Agreement with respect to all Tenants.

     2. Assignee accepts said assignment, sale and transfer and assumes the performance of all of the terms, covenants and conditions imposed upon the landlord under the Leases and with respect to the Tenant Deposits.

     3. In the event of the bringing of any action or suit by a party hereto against another party hereunder by reason of any breach of any of the covenants, conditions, agreements or provisions on the part of the other party arising out of this Assignment, then in that event the prevailing party shall be entitled to have and recover of and from the other party all costs and expenses of the action or suit, including actual attorneys' fees and costs.

     4. This Assignment may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

     5. This Assignment shall be binding upon and inure to the benefit of the successors, assignees, personal representatives, heirs and legatees of all the respective parties hereto.

     6. This Assignment shall be governed by, interpreted under, and construed and enforceable in accordance with, the laws of the State of California.

     IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the day and year first written above.


ASSIGNEE:                                     ASSIGNOR:

BROOKHOLLOW EXPRESSWAY, LLC,                  VANS, INC.,
a California limited liability company        a Delaware corporation


By:                                           By:
       -----------------------                       -------------------------

       Name:  Gregory J. Knapp                       Name:
                                                          --------------------

       Position:  President                          Position:
                                                              ----------------
                                              By:
                                                    --------------------------
                                                     Name:
                                                           -------------------

                                                     Position:
                                                              ----------------

                                    EXHIBIT E

                       GENERAL ASSIGNMENT AND BILL OF SALE


     THIS GENERAL ASSIGNMENT AND BILL OF SALE ("Assignment") is made this 30th day of May, 2001, by and between VANS, INC., a Delaware corporation ("Assignor"), and BROOKHOLLOW EXPRESSWAY, LLC, a California limited liability company ("Assignee").

                                    RECITALS

     Assignor and Assignee entered into that certain Agreement of Purchase and Sale and Escrow Instructions dated as of May 30, 2001 (the "Agreement"), respecting the sale of certain "Property" (as described and defined in the Agreement).

     Under the Agreement, Assignor is obligated to assign any and all of its right, title and interest and delegate any and all of its obligations and responsibilities in each of the following to Assignee:

          (a) any and all service contracts, warranties, guarantees, management contracts and bonds, together with all supplements, amendments and modifications thereto, relating to the Property ("Contract(s)");

          (b) any and all (i) licenses, permits and entitlements necessary for the construction, rehabilitation and operation of the Property in accordance with its current use; (ii) right, title and interest of Assignor in and to the use of any and all trade names and logos used by Assignor in the operation and identification of the improvements located on the Property; and (iii) development rights and other intangible rights, titles, interests, privileges and appurtenances owned by Assignor and in any way related to or housed in connection with the Property and its operation (collectively "License(s)"); and

          (c) all fixtures, fittings, furniture, furnishings, appliances, apparatus, equipment, machinery, building materials, and other items of tangible personal property owned by Assignor and affixed or attached to the Property (all of such properties and assets being collectively called the "Assigned Properties").

                                    AGREEMENT

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

     1. Assignor assigns, sells, transfers, sets over and delivers unto Assignee all of Assignor's estate, right, title and interest in and to the Contracts, Licenses and Assigned Properties.

     2. Assignee accepts such assignment and assumes the performance of all of the terms, covenants and conditions imposed upon Assignor with respect to the Contracts, Licenses and Assigned Properties.

     3. In the event of the bringing of any action or suit by a party hereto against another party hereunder by reason of any breach of any of the covenants, conditions, agreements or provisions on the part of the other party arising out of this Assignment, then in that event the prevailing party shall be entitled to have and recover of and from the other party all costs and expenses of the action or suit, including reasonable attorneys' fees.

     4. This Assignment shall be binding upon and inure to the benefit of the successors, assignees, personal representatives, heirs and legatees of all the respective parties hereto.

     5. This Assignment shall be governed by, interpreted under, and construed and enforceable in accordance with, the laws of the State of California.

     6. This Assignment may be executed in counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

     IN WITNESS WHEREOF, Assignor and Assignee have executed and delivered this Assignment as of the day and year first above written.

ASSIGNEE:                                       ASSIGNOR:

BROOKHOLLOW EXPRESSWAY, LLC,                    VANS, INC.,
a California limited liability company          a Delaware corporation


By:                                           By:
       -----------------------                       -------------------------

       Name:  Gregory J. Knapp                       Name:
                                                          --------------------

       Position:  President                          Position:
                                                              ----------------
                                              By:
                                                    --------------------------
                                                     Name:
                                                           -------------------

                                                     Position:
                                                              ----------------

                                    EXHIBIT D

                       ASSIGNMENT AND ASSUMPTION OF LEASES


                                 TO BE ATTACHED

                                    EXHIBIT E

                       GENERAL ASSIGNMENT AND BILL OF SALE


                                 TO BE ATTACHED

                                    EXHIBIT F


                         FORM OF NOTE AND DEED OF TRUST


                                 TO BE ATTACHED

                         AGREEMENT OF PURCHASE AND SALE
                          AND JOINT ESCROW INSTRUCTIONS



                                 by and between



                                   VANS, INC.,
                             a Delaware corporation

                                    as Seller


                                       and


                          BROOKHOLLOW EXPRESSWAY, LLC,
                     a California limited liability company

                                    as Buyer







                                  May 30, 2001